Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES REPORTS FIRST QUARTER

DILUTED EPS OF $0.50

Dayton, Ohio, (May 21, 2015) -- REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2015 first quarter (“Q1 ‘15”) ended April 30, 2015. REX management will host a conference call and webcast today at 11:00 a.m. ET. to review the results.

Conference Call:	(212) 231-2938

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX American Resources’ Q1 ‘15 results principally reflect its interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its five remaining plants are reported as equity in income of unconsolidated ethanol affiliates.

REX’s Q1 ‘15 net sales and revenue were $105.2 million, compared with $155.9 million in Q1 ‘14, principally reflecting reduced ethanol and distillers grains pricing. As a result of the ethanol crush spread margins and distiller grains pricing declines during Q1 ‘15, the Company’s Q1 ‘15 gross profit was $9.1 million compared with $36.6 million in the prior year period. Reflecting the softer ethanol industry environment, Q1 ‘15 equity in income of unconsolidated ethanol affiliates was $1.5 million, compared with $8.3 million in Q1 ‘14, leading to net income from continuing operations before income taxes and non-controlling interests in Q1 ‘15 of $6.9 million, compared with $38.1 million in Q1 ‘14.

Net income attributable to REX shareholders in Q1 ‘15 was $3.9 million, compared with $21.7 million in Q1 ‘14, while Q1 ‘15 diluted net income per share attributable to REX common shareholders was $0.50 per share, compared to $2.67 per share in Q1 ‘14. Per share results in Q1 ‘15 and Q1 ‘14 are based on 7,900,000 and 8,149,000 diluted weighted average shares outstanding, respectively.

REX CEO, Stuart Rose, commented, “The first quarter was a challenging period for the ethanol industry, as high ethanol inventory levels and volatile energy markets resulted in lower production margins. In spite of these challenges, REX was able to partially offset these headwinds by leveraging the strategic location of our plants, our operating disciplines and overall business model to continue to generate profitable operating results.”

During the quarter, REX announced that the Board of Directors of Patriot Holdings, LLC (“Patriot”) approved a merger agreement with a subsidiary of CHS Inc. (“CHS”) that would result in CHS acquiring 100% of the ownership interest in Patriot. With total merger consideration expected to approximate $196 million, REX’s 26.6% interest in Patriot is

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REX American Resources Q1’ 15 Results, 5/21/15	page 2

expected to yield approximately $44 million plus an additional amount of approximately $5 million, assuming the full payment of the escrow holdbacks. The closing of the merger is expected to occur on or about June 1, 2015 subject to the satisfaction or waiver of the closing conditions.

Balance Sheet

At April 30, 2015, REX had cash and cash equivalents of $141.9 million, $84.1 million of which was at the parent company and $57.8 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $137.7 million at January 31, 2015, $82.9 million of which was at the parent company and $54.8 million of which was at its consolidated ethanol production facilities.

At April 30, 2015, REX had lease agreements as landlord for three former retail store locations. REX has two owned former retail stores that were vacant at April 30, 2015, which it is marketing to either lease or sell. The Company sold two former retail store locations during Q1 ‘15.

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended
	April 30,
	2015	2014
Average selling price per gallon of ethanol	$1.41	$2.14
Average selling price per ton of dried distillers grains	$144.23	$209.53
Average selling price per pound of non-food grade corn oil	$0.28	$0.31
Average selling price per ton of modified distillers grains	$79.96	$91.38
Average cost per bushel of grain	$3.67	$4.36
Average cost of natural gas (per mmbtu)	$4.80	$9.33

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of April 30, 2015 (gallons in millions)
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	110.4	74%	81.9
NuGen Energy, LLC (Marion, SD)	116.1	99%	115.5
Patriot Holdings, LLC (Annawan, IL)	126.8	27%	33.7
Big River Resources West Burlington, LLC (West Burlington, IA)	108.1	10%	10.5
Big River Resources Galva, LLC (Galva, IL)	116.2	10%	11.3
Big River United Energy, LLC (Dyersville, IA)	123.0	5%	6.0
Big River Resources Boyceville, LLC (Boyceville, WI)	57.9	10%	5.6
Total	758.5	n/a	264.5

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REX American Resources Q1’ 15 Results, 5/21/15	page 3

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities, which in aggregate shipped approximately 759 million gallons of ethanol over the twelve month period ended April 30, 2015. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended April 30, 2015) by the ethanol production facilities in which it has ownership interests was approximately 265 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, transportation delays, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:

Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statements of operations follow -

REX American Resources Q1’ 15 Results, 5/21/15	page 4

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	April 30,
	2015	2014
Net sales and revenue	$105,197	$155,924
Cost of sales	96,070	119,289
Gross profit	9,127	36,635
Selling, general and administrative expenses	(4,453)	(6,171)
Equity in income of unconsolidated ethanol affiliates	1,480	8,297
Gain on disposal of property and equipment, net	483	—
Interest and other income	218	48
Interest expense	—	(692)
Income from continuing operations before income taxes and non-controlling interests	6,855	38,117
Provision for income taxes	(2,416)	(13,920)
Income from continuing operations including non-controlling interests	4,439	24,197
Income from discontinued operations, net of tax	—	3
Net income including non-controlling interests	4,439	24,200
Net income attributable to non-controlling interests	(512)	(2,458)
Net income attributable to REX common shareholders	$3,927	$21,742

Weighted average shares outstanding – basic	7,900	8,117

Basic income per share from continuing operations	$0.50	$2.68
Basic income per share from discontinued operations	—	—
Basic net income per share attributable to REX common shareholders	$0.50	$2.68

Weighted average shares outstanding – diluted	7,900	8,149

Diluted income per share from continuing operations	$0.50	$2.67
Diluted income per share from discontinued operations	—	—
Diluted net income per share attributable to REX common shareholders	$0.50	$2.67
Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$3,927	$21,739
Income from discontinued operations, net of tax	—	3
Net income	$3,927	$21,742

Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

REX American Resources Q1’ 15 Results, 5/21/15	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands) Unaudited

	April 30, 2015	January 31, 2015
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$141,886	$137,697
Accounts receivable	9,928	8,794
Inventory	19,566	18,062
Refundable income taxes	843	3,019
Prepaid expenses and other	6,116	5,810
Deferred taxes-net	2,363	2,363
Total current assets	180,702	175,745
Property and equipment-net	190,310	194,447
Other assets	6,155	6,366
Equity method investments	78,200	80,389
TOTAL ASSETS	$455,367	$456,947
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable – trade	$6,778	$9,210
Accrued expenses and other current liabilities	6,746	10,347
Total current liabilities	13,524	19,557
LONG TERM LIABILITIES:
Deferred taxes	42,768	42,768
Other long term liabilities	1,672	1,658
Total long term liabilities	44,440	44,426
COMMITMENTS AND CONTINGENCIES
EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	144,791	144,791
Retained earnings	448,365	444,438
Treasury stock, 21,954 shares	(239,557)	(239,557)
Total REX shareholders’ equity	353,898	349,971
Non-controlling interests	43,505	42,993
Total equity	397,403	392,964
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$455,367	$456,947

- statements of cash flows follow -

REX American Resources Q1’ 15 Results, 5/21/15	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Three Months Ended
	April 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,439	$24,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, impairment charges and amortization	4,956	4,187
Income from equity method investments	(1,480)	(8,297)
(Gain) loss on disposal of property and equipment	(483)	5
Dividends received from equity method investments	3,634	5,012
Derivative financial instruments	—	(394)
Deferred income tax	—	5,339
Excess tax benefit from stock option exercises	—	(241)
Changes in assets and liabilities:
Accounts receivable	(1,133)	(406)
Inventories	(1,504)	177
Other assets	2,075	(1,020)
Accounts payable-trade	(1,629)	580
Other liabilities	(3,587)	(2,320)
Net cash provided by operating activities	5,288	26,822
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,507)	(547)
Proceeds from sale of property and equipment	1,402	30
Other	6	500
Net cash used in investing activities	(1,099)	(17)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long term debt	—	(7,476)
Stock options exercised	—	930
Excess tax benefit from stock option exercises	—	241
Net cash used in financing activities	—	(6,305)
NET INCREASE IN CASH AND CASH EQUIVALENTS	4,189	20,500
CASH AND CASH EQUIVALENTS-Beginning of year	137,697	105,149
CASH AND CASH EQUIVALENTS-End of year	$141,886	$125,649
Non cash investing activities – Accrued capital expenditures	$—	$250

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